Exhibit 99.1

PRO FORMA FINANCIAL DATA

Celldex and CuraGen Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma condensed combined statement of operations gives effect to the merger of Celldex and CuraGen in a transaction which closed on October 1, 2009 and has been accounted for under the acquisition method of accounting with Celldex treated as the acquirer and surviving legal entity in the transaction. The unaudited pro forma condensed combined statement of operations is based on the individual historical consolidated statement of operations of Celldex for the year ended December 31, 2009 combined with the individual historical consolidated statement of operations of CuraGen for the nine months ended September 30, 2009, giving effect to the merger as if it occurred on January 1, 2009, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma condensed combined statement of operations is for informational purposes only. It does not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the period presented, or which may be realized in the future. To produce the pro forma financial information, Celldex allocated the purchase price using its best estimates of fair value. To the extent there are significant changes to Celldex’s or CuraGen’s business, including results from ongoing clinical trials, the assumptions and estimates herein could change significantly. The pro forma purchase price adjustments are preliminary, and are subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from the acquisition date. The unaudited pro forma condensed combined statement of operations should be read in conjunction with:

•                  Celldex’s audited consolidated financial statements including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Celldex’s Annual Report on Form 10-K for the year ended December 31, 2009; and

•                  CuraGen’s unaudited interim financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CuraGen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 6, 2009 and CuraGen’s Current Report on Form 8-K filed with the SEC on June 18, 2009 regarding the adoption of FASB Staff Position EITF 03-6-1.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2009

(Amounts in thousands, except per share amounts)

	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Pro Forma	Note	Pro Forma
	Celldex	CuraGen	Adjustments	Reference	Combined
REVENUE:
Product Development and Licensing Agreements	$5,662	$—	$—		$5,662
Contracts and Grants	1,802	—	—		1,802
Product Royalties	7,716	—	—		7,716
Total Revenue	15,180	—	—		15,180
OPERATING EXPENSE:
Research and Development	26,169	5,748	—		31,917
Other Operating Expense	25,861	8,149	(10,400)	F
			1,701	C	25,311
Total Operating Expense	52,030	13,897	(8,699)		57,228
Operating Loss	(36,850)	(13,897)	8,699		(42,048)
Other Income (Expense), Net	(204)	281	(546)	B
			42	A	(427)
Realized Gain on Sale of Available-for-Sale Investments, net	—	83	—		83
Gain on Extinguishment of Debt	—	1,194	—		1,194
Loss Before Income Tax Benefit	(37,054)	(12,339)	8,195		(41,198)
Income Tax Benefit	529	757	—	E	1,286
Net Loss	$(36,525)	$(11,582)	$8,195		$(39,912)
Basic and Diluted Net Loss Per Common Share	$(1.84)				$(1.26)
Shares Used in Calculating Basic and Diluted Net Loss Per Share	19,823	57,062	(45,302)	D	31,583

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

1.                                      DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On October 1, 2009, CuraGen merged with a wholly-owned subsidiary of Celldex (the “CuraGen Merger”) in accordance with a definitive merger agreement dated May 28, 2009 (the “CuraGen Merger Agreement”). The transaction has been accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), with Celldex treated as the accounting acquirer. Under the acquisition method of accounting, all of CuraGen’s assets acquired and liabilities assumed in the transaction have been recorded by Celldex at their acquisition date fair values while transaction costs associated with the transaction are expensed as incurred. The transaction qualified as a reorganization within the meaning of Section 368(a) of the Code.

In connection with the CuraGen Merger, effective October 1, 2009, the Company (i) issued 15,722,713 shares of common stock of Celldex, or 0.2739 shares, in exchange for each share of outstanding CuraGen common stock, plus cash in lieu of fractional shares (the “CuraGen Exchange Ratio”), (ii) assumed all of the CuraGen stock options outstanding under the CuraGen 2007 Stock Plan (the “CuraGen Stock Options”), and (iii) assumed an obligation for the $12.5 million in CuraGen 4% convertible subordinated debt due in February 2011 (the “CuraGen Debt”). The CuraGen Stock Options are exercisable into 931,315 shares of the Company’s common stock after applying the CuraGen Exchange Ratio.

In connection with the consummation of the CuraGen Merger, effective October 1, 2009, Celldex, CuraGen, and The Bank of New York Mellon (formerly the Bank of New York) (the “Trustee”) amended the CuraGen Debt to provide that the CuraGen Debt shall be convertible into shares of Celldex common stock at the rate of 28.27823 shares of Celldex common stock per $1,000 principal amount of notes, or $35.36 per share.

2.                                      CALCULATION OF CONSIDERATION TRANSFERRED

The acquisition-date fair value of the consideration transferred is as follows (table in thousands):

Fair value of Celldex shares issued	$85,374
Fair value of CuraGen Stock Options assumed	2,868
Total estimated consideration transferred	$88,242

The fair value of the Celldex shares used in determining the purchase price was $5.43 per share based on the closing price for Celldex common stock on October 1, 2009. In accordance with U.S. GAAP, the fair value of the Celldex shares issued as part of the consideration transferred was measured using the market price of Celldex common stock on the closing date. U.S. GAAP requires that the fair value of replacement awards attributable to precombination service be included in the consideration transferred. Of the CuraGen Stock Options assumed, all but 1%, were immediately vested upon closing in accordance with the terms of the stock option agreements and employment agreements. The fair value of the CuraGen Stock Options that has been attributed to precombination service is included in the consideration transferred.

3.                                      ALLOCATION OF CONSIDERATION TRANSFERRED TO NET ASSETS ACQUIRED

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date (table in thousands):

Cash and cash equivalents	$51,654
Marketable securities	18,638
Identifiable intangible assets	28,700
Other current and long-term assets	756
Goodwill	8,965
Assumed convertible subordinated debt	(11,503)
Deferred tax liabilities, net	(5,190)
Other assumed liabilities	(3,778)
Total	$88,242

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from the acquisition date.

Identifiable Intangible Assets

The amount allocated to identifiable intangible assets has been attributed to the following categories (table in thousands):

In-process research and development (“IPR&D”)	$11,800
Amgen Amendment	14,500
TopoTarget Agreement	2,400
Total	$28,700

The estimated fair value attributed to IPR&D intangible assets represents an estimate of the fair value of purchased in-process technology for CuraGen’s research programs that, as of October 1, 2009, had not reached technological feasibility and have no alternative future use. Only those research programs that had advanced to a stage of development where the Company believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the IPR&D programs primarily represent the estimated fair value of CDX-011. The estimated fair value of the IPR&D programs was determined based on estimates of expected future net cash flows. These expected future net cash flows included estimates for revenue and associated costs for the IPR&D programs based on (i) relevant industry factors, (ii) current and expected trends in the product development life cycle, (iii) the ability to engage a strategic partner, (iv) the ability to obtain regulatory approval, and (v) the ability to manufacture and commercialize the products. The probability-adjusted future net cash flows which reflect the different stages of development of each program are then present valued utilizing an estimate of the appropriate discount rate which is consistent with the uncertainties of the cash flows utilized. Finally, the expected future net cash flows were calculated assuming the Amgen Amendment (defined below) was not entered into because the fair value attributable to the Amgen Amendment is separated from the fair value of the IPR&D programs.

The expected future net cash flows for CDX-011 were based on the expectation that a Biologics License Application (“BLA”) for CDX-011 will be filed with the FDA by the end of 2015. The Company expects the commercial launch as promptly as commercially practicable after necessary regulatory approvals are received. Assuming a traditional timeline for the regulatory review process, the Company expects CDX-011 will be commercially launched in 2016. These assumptions require various levels of in-house and external testing, clinical trials and approvals from the FDA or comparable foreign regulatory authorities before CDX-011 could be commercialized in the U.S. or other territories. Drug development involves a high degree of risk and most products that make it into clinical development do not receive marketing approval. Numerous risks and uncertainties can delay or stop clinical development of a pharmaceutical product prior to the receipt of marketing approval, including, but not limited to, results from clinical trials that do not support continuing development, issues related to manufacturing or intellectual property protection, and other events or circumstances that cause unanticipated delays, technical problems or other difficulties. Given these risks and uncertainties, there can be no assurance that the development of CDX-011 will be successfully completed. If the development of CDX-011 is not successful, in whole or in part, or completed in a timely manner, the Company may not realize the expected financial benefits from the development of CDX-011 or the transaction as a whole.

The estimated fair value attributed to the May 2009 amendment to the CuraGen and Amgen Fremont (successor in-interest to Abgenix) license agreement relates to CuraGen’s exclusive rights to develop and commercialize CDX-011 and 11 other licensed antigens (“Amgen Amendment”). Under the Amgen Amendment, CuraGen and Amgen Fremont agreed to modify the terms of their existing cross-license of antigens whereby the amended license would be fully paid-up and royalty-free (except for any potentially required payments by CuraGen to the original licensor of CDX-011). The estimated fair value of the Amgen Amendment was based on the increase in expected future net cash flows for the IPR&D programs related to CDX-011 after the Amgen Amendment was entered into as compared to the expected future net cash flows if the Amgen Amendment was not entered into. The estimated fair value attributed to the Amgen Amendment is being amortized through the date of the last expiring patent covering CDX-011.

The estimated fair value attributed to the April 2008 agreement (“TopoTarget Agreement”) between CuraGen and TopoTarget A/S (“TopoTarget”) relates to CuraGen’s rights under the TopoTarget Agreement to receive up to $6 million in either potential commercial milestone payments related to future net sales of Belinostat or 10% of any sublicense income received by TopoTarget (“TopoTarget Payments”). Under the TopoTarget Agreement, CuraGen sold back its Belinostat rights to TopoTarget and received $25 million in cash, 5 million shares of TopoTarget common stock (sold by CuraGen in 2008 for net proceeds of $12 million) and the right to receive the TopoTarget Payments. In addition, TopoTarget assumed all financial and operational responsibility for the clinical development of Belinostat under the TopoTarget Agreement. The estimated fair value of the TopoTarget Agreement was based on estimates of the probability-adjusted expected future net cash flows of the TopoTarget Payments. The estimated fair value attributed to the TopoTarget Agrement is being amortized through the date of the estimated receipt of the last payment under the TopoTarget Payments. In February 2010, TopoTarget entered into a co-development and commercialization agreement for Belinostat with Spectrum Pharmaceuticals, Inc. resulting in the Company’s receipt of $3 million of the TopoTarget Payments.

The deferred tax liability, net of $5.2 million primarily relates to the temporary differences associated with the IPR&D intangible assets, which are not deductible for tax purposes.

Convertible Subordinated Debt

The $11.5 million represents the estimated fair value as of the acquisition date attributable to CuraGen Debt that Celldex assumed as part of the merger.

Celldex estimated the fair value of CuraGen Debt at $11.5 million, or 92.0% of the $12.5 million face value by reviewing relevant market price data consistent with U.S. GAAP.

4.                                      PRO FORMA ADJUSTMENTS

(A)                              To eliminate the deferred financing costs related to CuraGen’s convertible subordinated debt and to adjust amortization expense accordingly.

(B)                              To record interest expense to accrete the fair value of CuraGen’s convertible subordinated debt to its face value over the remaining term through maturity.

(C)                             To record amortization expense for the acquired intangible assets over their estimated useful life.

(D)                             To reflect the issuance of Celldex shares to CuraGen stockholders in connection with the CuraGen Merger based on the CuraGen Exchange Ratio.

(E)                              The tax effect of the above pro forma adjustments was calculated at the statutory rate and was determined to be zero because of the availability of net operating loss (NOL) and R&D credit carry forwards. Utilization of the NOL and R&D credit carry forwards may be subject to a substantial annual limitation due to ownership change limitations provided by Section 382 of the Code, as well as similar state provisions. It is expected that the combined company will continue to provide a full valuation allowance on its deferred tax assets.

(F)                              Celldex incurred on a stand alone basis $2.9 million in acquisition-related expenses for this transaction during the year ended December 31, 2009. CuraGen incurred $3.3 million in acquisition-related expenses on a stand alone basis for this transaction through the nine months ended September 30, 2009. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. In addition, Celldex incurred $4.2 million in severance expense related to the CuraGen Merger during the year ended December 31, 2009. Because they will not have a continuing impact, the combined actual incurred acquisition-related and severance expenses for Celldex’s and CuraGen’s of $10.4 million have been eliminated and are not reflected in the unaudited pro forma condensed combined statement of operations.

5.                                      FORWARD-LOOKING STATEMENTS

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither Celldex nor CuraGen undertake any obligation to update publicly or revise any forward-looking statements.